Exhibit 10.1

SUBSCRIPTION AGREEMENT

Apollomics Inc.

989 E. Hillsdale Blvd., Suite 220

Foster City, CA 94404

Ladies and Gentlemen,

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of August ____, 2026, by and between Apollomics Inc., a Cayman Islands exempted company (“Apollomics”), and the undersigned subscriber (“Subscriber”).

WHEREAS, Subscriber desires to subscribe for and purchase from Apollomics, that number of Class A ordinary shares, par value $0.01 per share (“Ordinary Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $ 15 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”); and at the closing of the sale of the Ordinary Shares contemplated hereby (the “Closing”), Apollomics desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Apollomics, all on the terms and subject to the conditions set forth herein; and

WHEREAS, on or prior to the Closing, Apollomics is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Other Subscribers have agreed to subscribe for and purchase from Apollomics, and Apollomics desires to issue and sell to the Other Subscribers at the Closing, Ordinary Shares at the Per Share Price (the shares of the Other Subscribers, the “Other Subscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase, and Apollomics hereby agrees to issue and sell to Subscriber upon the payment of the Purchase Price, in each case, at the Closing, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2. Closing; Delivery of Shares; Conditions.

(a) The Closing shall occur on August 14, 2026 following the signing of this Subscription Agreement, or at such other time as may be agreed to by Apollomics and a majority of the Subscribers in writing (the “Subscription Closing Date”). For the purposes of this Subscription Agreement, “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands are authorized or required by Law (as defined below) to close. For the purposes of this Subscription Agreement, “Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, writ, injunction, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority (as defined below).

(b) On the date of the signing of this Subscription Agreement, Subscriber shall execute and deliver the questionnaire on Annex A following the signature page hereto.

(c) Except where otherwise agreed to in writing between Subscriber and Apollomics, on the Subscription Closing Date, prior to 10:00 a.m. (Eastern Time), Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by Apollomics on or prior to the Closing Date.

(d) Upon satisfaction (or, if applicable, waiver) of the conditions set forth in Sections 2(e), 2(f) and 2(g), Apollomics shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities Laws), in the name of Subscriber (or its nominee identified to Apollomics in writing no less than one Business Day prior to the Closing), and (ii) as promptly as practicable after the Closing, evidence from Apollomics’ transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form and containing customary restrictive legends) on and as of the Subscription Closing Date.

(e) The closing of the transactions contemplated herein shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Subscription Closing Date:

(i)

no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred; and

(ii)

no Governmental Authority shall have issued, enforced or entered any judgment or order, which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby. For purposes of this Subscription Agreement, “Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(f) The obligation of Apollomics to consummate the transactions contemplated herein shall be subject to the satisfaction or valid waiver by Apollomics of the additional conditions that, on the Subscription Closing Date:

(i)

all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the transactions contemplated herein shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing;

(ii)

Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)	Apollomics shall have received in full the Purchase Price.

(g) The obligation of Subscriber to consummate the transactions contemplated herein shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Subscription Closing Date:

(i)

all representations and warranties of Apollomics contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Apollomics Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date (other than representations and warranties that are qualified as to materiality or Apollomics Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the transactions contemplated herein shall constitute a reaffirmation by Apollomics of each of the representations, warranties and agreements of Apollomics contained in this Subscription Agreement as of the Closing;

(ii)

Apollomics shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)

Apollomics shall have submitted to The Nasdaq Stock Market, LLC (the “Stock Exchange”) a Notification Form: Listing of Additional Shares for the listing of the Subscribed Shares and Other Subscribed Shares and the Stock Exchange shall have raised no objections to the consummation of the Closing.

(h) Prior to or at the Closing, Subscriber shall execute and deliver or cause to be executed and delivered all such other documents, instruments and information as is reasonably requested by Apollomics in order for Apollomics to issue the Subscribed Shares to Subscriber, including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3. Apollomics Representations and Warranties. Apollomics represents and warrants to Subscriber that, except as otherwise expressly set forth in the reports, schedules, forms, statements and other documents filed or furnished by Apollomics under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, during the one-year period preceding the date hereof (collectively, the “SEC Filings”), which qualify these representations and warranties in their entirety:

(a) Apollomics (i) is duly organized, validly existing and in good standing under the laws of the Cayman Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Apollomics Material Adverse Effect. For purposes of this Subscription Agreement, an “Apollomics Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Apollomics and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Apollomics’ ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(b) As of the Subscription Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable.

(c) This Subscription Agreement has been duly authorized, executed and delivered by Apollomics, and, assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of Apollomics, enforceable against Apollomics in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

(d) The authorized share capital of Apollomics consists of 100,000,000 Class A ordinary shares, par value $0.01 per share, 20,000,000 Class B ordinary shares, par value $0.01 per share, and 10,000,000 preference shares, par value $0.01 per share. Apollomics’ issued and outstanding share capital is as set forth in the most recent SEC Filing containing such disclosure as of the date indicated in such SEC Filing (except for subsequent issuances, if any, pursuant to this Subscription Agreement and the Other Subscription Agreements or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the SEC Filings, pursuant to the exercise of convertible securities or options or the vesting of future awards referred to in the SEC Filings).

(e) Assuming the accuracy of the representations and warranties of Subscriber, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by Apollomics with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Apollomics pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Apollomics is a party or by which Apollomics is bound or to which any of the property or assets of Apollomics is subject; (ii) Apollomics’ sixth amended and restated memorandum and articles of association; or (iii) any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over Apollomics or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Apollomics Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber, Apollomics is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or U.S. federal, state, local or other Governmental Authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Apollomics of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable local or U.S. state securities laws, (ii) filings required by the Stock Exchange in connection with the listing of the Subscribed Shares, and (iii) filings, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, an Apollomics Material Adverse Effect.

(g) Apollomics has filed all SEC Filings. At the time of filing thereof, the SEC Filings conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder and none of the SEC Filings, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) Other than as disclosed in the SEC Filings, Apollomics is in compliance with applicable Stock Exchange continued listing requirements. The issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange under the symbol “APLM.” Other than as disclosed in the SEC Filings, there is no suit, action, proceeding or investigation pending or, to the knowledge of Apollomics, threatened against Apollomics by the Stock Exchange or the SEC with respect to any intention by such entity to deregister the Ordinary Shares or prohibit or terminate the listing of the Ordinary Shares on the Stock Exchange. Apollomics has taken no action that is designed to, or is reasonably likely to, terminate the registration of the Ordinary Shares under the Exchange Act.

(i) Except for such matters as have not had and would not be reasonably likely to have an Apollomics Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a Governmental Authority or arbitrator pending, or, to the knowledge of Apollomics, threatened in writing against Apollomics or (ii) judgment, decree, injunction, ruling or order of any Governmental Authority or arbitrator outstanding against Apollomics.

(j) Except as disclosed in the SEC Filings or as would not reasonably be expected, individually or in the aggregate, to have an Apollomics Material Adverse Effect, (i) to the knowledge of Apollomics, Apollomics and its subsidiaries own, or have a license to, all patents, patent applications, patent rights, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Apollomics Intellectual Property”) currently used in the conduct of their respective businesses, free and clear of all liens, security interests or encumbrances and such Apollomics Intellectual Property is subsisting and unexpired, and to the knowledge of Apollomics, valid, enforceable, and free of material defects; (ii) to the knowledge of Apollomics, Apollomics’ and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any intellectual property or contractual rights of any person; (iii) Apollomics and its subsidiaries have not received any written notice of any claim relating to Apollomics Intellectual Property; (iv) to the knowledge of Apollomics, the Apollomics Intellectual Property and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person; (v) there are no actions pending, or to the knowledge of Apollomics, threatened against Apollomics or its subsidiaries relating to Apollomics Intellectual Property; (vi) to the knowledge of Apollomics, Apollomics and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Apollomics Intellectual Property has been licensed to Apollomics or its subsidiaries, as applicable, and, to Apollomics’ knowledge, all such agreements are in full force and effect; and (vii) to the knowledge of Apollomics, Apollomics and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard Apollomics Intellectual Property and to require all employees and contractors (A) with access to trade secrets and confidential information to execute non-disclosure and confidentiality agreements with Apollomics or its subsidiaries, as applicable, and (B) who have been involved in the creation, invention or development of material Apollomics Intellectual Property for or on behalf of Apollomics to assign in writing to Apollomics or its subsidiaries, as applicable, all of their rights therein.

(k) To the knowledge of Apollomics, the preclinical tests and clinical trials conducted by or on behalf of Apollomics, or in which Apollomics’ product candidates have participated, including those that are described in, or the results of which are referred to in, the SEC Filings, were and, if still pending, are being and have been conducted in all material respects in accordance with all applicable laws, rules, and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Agencies”); each description of such tests and trials, and the results thereof, contained in the SEC Filings is accurate and complete in all material respects and fairly presents the data about and derived from such tests and trials, and Apollomics has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Filings; and Apollomics has not received any notices or other correspondence from any Regulatory Agency requiring the termination, suspension or material adverse modification of any preclinical tests or clinical trials that are, or whose results of which are, described or referred to in the SEC Filings.

(l) To the knowledge of Apollomics, Apollomics and its directors, officers, employees and agents are in compliance in all material respects with all applicable Health Care Laws (as defined below), and have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state, provincial, or federal health care program. “Health Care Laws” means the laws and regulations of the Regulatory Agencies and any other similar local, state, provincial, or federal law. Apollomics has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other Regulatory Agency alleging or asserting noncompliance with any Health Care Laws applicable to Apollomics or its subsidiaries. Additionally, to the knowledge of Apollomics, Apollomics is not a party to nor has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Regulatory Agency. To the knowledge of Apollomics, none of Apollomics nor any of its respective employees, officers or directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of Apollomics, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(m) Neither Apollomics nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares. Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 4 and the undersigned’s compliance with its obligations set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares to the undersigned hereunder.

(n) Apollomics is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4. Subscriber Representations and Warranties. Subscriber represents and warrants to Apollomics that:

(a) If Subscriber is a legal entity, Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by Apollomics, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or, if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided Apollomics with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c).

(e) Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that Apollomics is not required to register the Subscribed Shares. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Apollomics or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities Laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time.

Subscriber acknowledges and agrees that the Subscribed Shares will not be initially eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f) Subscriber understands that each book entry for the Subscribed Shares shall contain a notation in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) AGREES FOR THE BENEFIT OF APOLLOMICS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) SUCH PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (1)(C) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(g) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from Apollomics. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by Apollomics, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the transactions contemplated herein or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Apollomics set forth in Section 3. Subscriber acknowledges that certain information provided by Apollomics was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that the information provided to Subscriber was preliminary and subject to change.

(h) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties made by Apollomics in Section 3. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to Apollomics and the transactions contemplated herein.

(i) Subscriber represents and agrees that Subscriber and Subscriber’s professional advisors, if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisors, if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the SEC Filings.

(j) Subscriber acknowledges that (A) Apollomics currently may have, and later may come into possession of, information regarding Apollomics that is not known to Subscriber and that may be material to a decision to enter into this transaction (“Excluded Information”), (B) Subscriber has determined to enter into this transaction notwithstanding its lack of knowledge of the Excluded Information, and (C) Apollomics shall not have liability to Subscriber, and Subscriber hereby to the extent permitted by law waives and releases any claims it may have against Apollomics with respect to the nondisclosure of the Excluded Information.

(k) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and Apollomics or one of its representatives or affiliates, or by means of contact from any placement agent engaged by Apollomics (each a “Placement Agent” and collectively, the “Placement Agents”), and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Apollomics (or its representative or affiliate) or the Placement Agents. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in Apollomics’ filings with the SEC. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Neither Apollomics nor any of its affiliates nor the Placement Agents have offered Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares, or made any representations, warranties or guarantees regarding the tax consequences of Subscriber’s investment in the Subscribed Shares.

(m) Alone, or together with any professional advisors, Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Apollomics. Subscriber acknowledges specifically that a possibility of total loss exists.

(n) Subscriber understands and agrees that no federal or state agency or any other government or Governmental Authority (whether foreign or domestic) has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(o) Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the transactions contemplated hereby), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that the funds held by Subscriber and used to purchase the Subscribed Shares are derived from lawful activities. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons, (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region) or (iii) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (A) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (B) the European Union and enforced by its member states, (C) the United Nations and (D) Her Majesty’s Treasury.

(p) Subscriber, together with its affiliates that will hold the Subscribed Shares, are not currently (and at all times through the Closing will refrain from being or becoming) members of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of Apollomics (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(q) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Apollomics as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Apollomics from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(r) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither Apollomics, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s) Subscriber has or has commitments to have, and, when required to deliver payment to Apollomics pursuant to Section 2 above, will have, sufficient funds to pay the Purchase Price and to consummate the purchase of the Subscribed Shares when required pursuant to this Subscription Agreement.

(t) At all times at or prior to the Closing, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares.

(u) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to Apollomics.

(v) Subscriber has no present intent to effect a “change of control” of Apollomics as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act and under the rules of the Stock Exchange.

Section 5. Termination. Except for Section 6 and 7, which shall survive any termination of this Subscription Agreement, unless otherwise stipulated hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at Law or in equity to recover losses, liabilities or damages arising from such breach.

Section 6. Indemnity. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates, officers, member, managers, partners, agents and attorneys (the “Indemnified Parties”) from any and all claims, actions, causes of action, judgments, damages, losses or costs (including, without limitation, reasonable attorneys’ fees incurred in connection therewith or in defense thereof) of any nature whatsoever arising from, related to, or incurred as a result of the breach, or alleged breach, of any representation or warranty contained in Section 4 of this Agreement. The Subscriber further agrees to indemnify, defend and hold harmless the Indemnified Parties from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) which they may incur from the disposition of the Subscribed Shares, or any interest therein, in violation of the provisions of Section 4 or Section 7(e) or (f).

Section 7. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing and be deemed to have been duly given (i) when delivered in person, (ii) three Business Days after being sent, if sent by registered or certified mail return receipt requested, postage prepaid, (iii) one Business Day after being sent, if sent by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email with electronic confirmation of delivery, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) Subscriber acknowledges that Apollomics and others have relied and will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 7(b) shall not give Apollomics or any third party any rights other than as expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify Apollomics if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that the purchase by Subscriber of Subscribed Shares from Apollomics will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by Subscriber as of the Closing. Apollomics acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of Apollomics contained in this Subscription Agreement. Prior to the Closing, Apollomics agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Apollomics set forth herein are no longer accurate in all material respects.

(c) Each of Apollomics and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the Subscribed Shares until the consummation of the Closing (or the earlier termination of this Subscription Agreement in accordance with its terms).

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to Apollomics hereunder may be transferred or assigned.

(g) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h) Apollomics may request from Subscriber such additional information as Apollomics may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested. Subscriber acknowledges that Apollomics may file a copy of the form of this Subscription Agreement with the SEC as an exhibit to a report of Apollomics or a registration statement of Apollomics.

(i) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(j) This Subscription Agreement constitutes the entire agreement between the parties hereto, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Each of the parties hereto acknowledge and agree that each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Apollomics to cause, or directly cause, Subscriber to fund the Purchase Price and cause the Closing to occur on the Subscription Closing Date. Each party hereto further agrees that none of the parties hereto shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7(k), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Apollomics shall be entitled to specifically enforce Subscriber’s obligations to fund the Purchase Price set forth on the signature page hereto and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7(l) is unenforceable, invalid, contrary to applicable Law or inequitable for any reason; and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at Law would be adequate. In connection with any proceeding for which Apollomics is being granted an award of money damages, the Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the consideration that is or was to be paid to Apollomics under this Subscription Agreement, and such damages are not limited to an award of out-of-pocket fees and expenses related to this Subscription Agreement.

(m) In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(n) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p) This Subscription Agreement may be executed and delivered in counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(r) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS Section 7(r) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s) The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of California, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, shareholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(u) If, any change in the Ordinary Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(v) Subscriber hereby consents to the publication and disclosure in any press release issued by Apollomics, any Form 6-K filed by Apollomics with the SEC in connection with the transactions contemplated hereby (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the SEC or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by Apollomics to any Governmental Authority or to any securityholders of Apollomics) of Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by Apollomics, a copy of this Subscription Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement. Subscriber will promptly provide any information reasonably requested by Apollomics for any regulatory application or filing made or approval sought (including filings with the SEC). Notwithstanding the foregoing, Apollomics shall provide to Subscriber a copy of any proposed disclosure relating to Subscriber in accordance with the provisions of this Section 7(v) in advance of any publication thereof and shall consider in good faith such revisions to such proposed disclosure as Subscriber shall reasonably request.

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Apollomics, or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or any other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

IN WITNESS WHEREOF, each the parties hereto have executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

APOLLOMICS INC.

By:
Name:
Title:

Address for Notices:

Apollomics, Inc. 989 E. Hillsdale Blvd., Suite 220 Foster City, CA 94404
Attn:
Email:

Signature Page to Subscription Agreement

SUBSCRIBER

Address for Notices:

Email for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:

Purchase Price:

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of Apollomics specified by Apollomics.

Signature Page to Subscription Agreement

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Apollomics or acting on behalf of an affiliate of Apollomics.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

(a)   A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	(b) A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	(c) An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐	(d) An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	(e) An insurance company, as defined in Section 2(a)(13) of the Securities Act.

☐	(f) An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	(g) A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	(h) A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐

(i) A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐

(j) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5 million or, if a self-directed plan, the investment decisions are made solely by persons who are Accredited Investors.

☐	(k) A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

☐

(l) An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million.

☐

(m) A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

☐

(n)   A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of clause (m) above and whose prospective investment in the Issuer is directed by that family office pursuant to clause (m)(iii) above.

☐	(o) A director or executive officer of the Company.

☐

(p)   A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his/her purchase, exceeds $1 million, excluding the value of that natural person’s primary residence. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. Joint net worth can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

☐

(q)   A natural person who had individual income in excess of $200,000 in each of two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (please attach copies of Form 1040 without Schedules or Exhibits). “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

☐

(r)   A trust, with total assets in excess of $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii).

☐

(s)   A natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐

(t) An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

☐	(u) An entity in which all of the equity owners are Accredited Investors.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:

Print Name:
By:
Name:
Title: